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UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response……………5.00
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 14, 2011	333-159517
Date of Report (Date of earliest event reported)	Commission File Number

LORAN CONNECTION CORP

(Exact name of registrant as specified in its charter)

Nevada	26-3106763
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10960 Wilshire Boulevard Los Angeles, California 90024
(Address of Principal Executive Offices) (Zip Code)

(503) 730-7643
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

 (a)

On December 14, 2011, a change in control of Loran Connection Corp (the “Company”) occurred. Two controlling shareholders cancelled an aggregate of 1,492,000 shares of Common Stock which were returned to the status of authorized but unissued shares. Ms. Larysa Dekhtyaruk, a director, principal officer and a principal shareholder ("Dekhtyaruk"), cancelled 463,000 shares and Mr. Artem Kruk, a director and a principal shareholder (“Kruk”) cancelled 1,029,000 shares.  Contemporaneous with the cancellation of those shares, Dekhtyaruk sold four hundred thirty seven thousand (437,000) shares, representing 13.25% of the issued and outstanding shares of Common Stock of the Company and Kruk sold nine hundred seventy one thousand (971,000) shares, representing 29.44% of the issued and outstanding Common Stock of the Company in a private transaction.  (Dekhtyaruk and Kruk are collectively referred to as the "Selling Shareholders").

The closing of the purchase and sale of stock transaction occurred on December 14, 2011. On the date of the closing, the Selling Shareholders owned 1,408,000 shares of Common Stock (after giving effect to the cancellation of the 1,492,000 returned shares) from a total of 3,298,000 shares outstanding.   The Selling Shareholders owned 60.54% of all of the voting securities of the Company prior to the transaction.  At the close of the transaction, the Selling Shareholders divested their entire 60.54% of the total voting securities of the Company, resulting in Dekhtyaruk and Kruk as Selling Shareholders having no ownership or percent of the voting securities.

The individual purchasers used private funds for the purchase of the shares.

To the Company’s knowledge, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 14, 2011, Artem Kruk, a director of the Company, resigned from his position on the Board of Directors. Mr. Kruk’s resignation is effective as of December 14, 2011.  There are no disagreements between the Company and Mr. Kruk, and Mr. Kruk and his resignation did not state any reason for the resignation.

Upon the resignation of Mr. Kruk, Mr. Christopher A. Wilson was appointed to and accepted a position on the Board of Directors of the Company.

Effective as of December 14, 2011, Larysa Dekhtyaruk, a director and a principal officer of the Company, resigned from all offices held other than her position on the Board of Directors. Ms. Dekhtyaruk resigned from her positions as President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary of the Company.  Upon the resignation of Ms. Dekhtyaruk, Mr. Christopher A. Wilson was appointed to and accepted the office of Secretary of the Company. The appointment of Mr. Wilson is effective as of December 14, 2011.  The Board has not yet filled the offices of Treasurer, Principal Financial Officer and Principal Accounting Officer, but is in the process of identifying qualified candidates for the positions.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORAN CONNECTION CORP

December 15, 2011		/s/CHRISTOPHER A. WILSON
	Name:	Christopher A. Wilson
	Title:	Secretary